Skye Completes $17M Financing and Acquires Novel Phase 2-Ready CB1-Inhibiting Monoclonal Antibody
Acquisition of Bird Rock Bio builds Skye’s position as a leading endocannabinoid system-focused pharmaceutical company
•New capital funds anticipated Phase 2a glaucoma clinical trial
•Nimacimab is a first-in-class peripherally-restricted negative allosteric modulator antibody inhibitor of CB1 signaling
•Phase 1 results for SBI-100 Ophthalmic Emulsion, a first-in-class CB1 agonist/activator and Skye’s lead product candidate, expected by the end of Q3 2023; Phase 2a glaucoma study focused on lowering intraocular pressure expected to start patient dosing in Q4 2023
•Please find an on-demand call and related slides available at 5:00 am PT/8:00 am ET on the investor News and Events section of Skye’s website

San Diego, California, August 21, 2023 – Skye Bioscience, Inc. (OTCQB: SKYE) (“Skye” or the “Company”) announced that it has undertaken a strategic initiative that expands the Company’s resources and technologies focused on developing therapeutic products focused on the endocannabinoid system (“ECS”).

Skye raised $17M in new capital and acquired Bird Rock Bio Inc. (“Bird Rock”). With Bird Rock’s lead asset, nimacimab, Skye intends to advance two complementary but distinct Phase 2 first-in-class drug products targeting the cannabinoid 1 receptor (“CB1”), focusing initially on glaucoma and chronic kidney disease.

“The endocannabinoid system holds significant promise,” said Andy Schwab, Managing Partner, 5AM Ventures, the lead investor in the financing. “We recognized the merit of Skye’s CB1 agonist technology focused on glaucoma and saw the fit with Bird Rock’s CB1 negative allosteric modulator and are pleased to invest in the advancement of Skye’s clinical development plan.”

“Nimacimab is poised to deliver on the promising potential of safe CB1 inhibition,” said Paul Grayson, CEO, Bird Rock. “Prior pre-clinical and clinical data demonstrated positive safety and tolerability of nimacimab. There have been no observed effects on the central nervous system, which has been a challenge with certain other CB1-inhibitors. We look forward to the Skye team moving this program into Phase 2.”

“Skye plans to move its two first-in-class programs through proof-of-concept clinical trials over the next two years,” said Punit Dhillon, CEO and Chairman of the Board of Directors of Skye. “We expect Phase 2a data for SBI-100 Ophthalmic Emulsion in glaucoma in the first half of 2024. We also aim to start a Phase 2a chronic kidney disease study for nimacimab in 2024.”

Financing, Acquisition of Bird Rock, and Reverse Split

5AM Ventures, Versant Ventures and another investor invested an aggregate of $12 million in Skye via a private investment in public equity (PIPE). In connection with the PIPE and the acquisition of Bird Rock Bio, Skye issued 581,383,799 shares of its common stock at a price of approximately $0.021 per share and 557,159,474 common shares to the existing preferred shareholders of Bird Rock that participated in the PIPE. In addition, the PIPE investors were granted 581,383,799 warrants with an exercise price of approximately $0.021.

Skye also issued a short-term convertible note with a principal amount of $5 million as well as warrants to another investor. The aggregate of the PIPE financing and convertible note equal a total investment of $17 million, of which approximately $9 million has been used to secure an appellate bond for an existing litigation matter of the Company as the Company appeals the related lawsuit and pursues insurance recovery.

Skye also acquired 100% of the outstanding capital stock of Bird Rock for total consideration of approximately $20 million which was payable to Bird Rock stockholders solely in shares of Skye’s common stock. Certain newly issued shares and warrants related to both the PIPE, convertible note and acquisition of Bird Rock are subject to a customary lock-up agreement.

Skye’s cash and cash equivalents are expected to fund its operations into 2024 through its Phase 1 data read-out by the end of Q3 2023 for SBI-100 and its interim Phase 2a data read-out in H1 2024 for SBI-100.

Following the closing of the PIPE financing, convertible note financing and the acquisition of Bird Rock, Skye has approximately 3.08 billion shares of common stock outstanding (approximately 4.18 billion shares of common stock outstanding on a fully diluted basis). Immediately following the closing of the PIPE financing, the convertible note financing and the acquisition of Bird Rock, the former equity holders of Bird Rock owned approximately 31.4% of the outstanding shares of common stock, the investors in the PIPE financing owned approximately 37% of the outstanding shares of common stock and the equity holders of Skye immediately prior to the closings of the PIPE financing, the convertible note financing and the acquisition of Bird Rock owned approximately 31.6% of the outstanding shares of common stock.
Skye has submitted a notice to FINRA of a proposed 1:250 reverse stock split that would result in 1 share being issued for every 250 outstanding shares of common stock of Skye. Pending the completion of FINRA’s review, implementation of the reverse split by Skye and meeting the applicable listing requirements, the Company’s goal is to uplist to a national stock exchange.

Morrison & Foerster LLP served as legal counsel for Skye, Cooley LLP served as legal counsel to Bird Rock, and Choate Hall & Stewart LLP served as legal counsel to the PIPE investors. No placement agent was involved in facilitating this financing.

Skye’s management team will continue to lead the combined company following the transactions, with Punit Dhillon as Chief Executive Officer and Chairman of the Board of Directors. In connection with the closing of the acquisition of Bird Rock, Skye’s Board of Directors was expanded from five to seven members. Andy Schwab, Managing Partner of 5AM Ventures, and Paul Grayson, CEO of Tentarix Biotherapeutics and Venture Partner at Versant Ventures, joined the Board of Directors of Skye as new directors.

Acquired New Technology: Nimacimab

Nimacimab is a first-in-class humanized monoclonal antibody that acts as a negative allosteric modulator inhibiting CB1 signaling in the periphery. Inhibition of CB1 has shown anti-fibrotic, anti-inflammatory, and metabolic mechanisms of action with significant potential to address a broad range of diseases with notable unmet medical needs such as chronic kidney disease, obesity, and non-alcoholic steatohepatitis (NASH).

While small molecule CB1 inhibitors have shown clinical efficacy, these molecules have faced setbacks because they blocked CB1 in the brain, causing serious adverse effects such as anxiety and depression. Nonclinical studies have shown that nimacimab does not accumulate in the brain. A Phase 1 study showed PK of approximately 21 days with no safety concerns after four weeks of dosing, suggesting a favorable potential dosing regimen. Collectively, this data highlights nimacimab’s potential as a new class of CB1 inhibitor.

SBI-100 Ophthalmic Emulsion (“OE”)

SBI-100 OE is a first-in-class, topically-administered CB1 agonist focused on reducing intraocular pressure related to glaucoma and ocular hypertension. A Phase 1, randomized, double-masked, placebo-controlled study with single and multiple ascending dose arms in 48 healthy subjects completed enrollment in June and showed a promising safety profile. Skye expects to report preliminary data in Q3 of 2023.

Skye is preparing to initiate a Phase 2a study in glaucoma in Q4 2023.

Please find an on-demand conference call and related slides available at 5:00 am PT/8:00 am ET on the investor News and Events section of Skye’s website

About Skye

Skye is focused on unlocking the pharmaceutical potential of the endocannabinoid system, initially through modulation of the CB1 receptor, to treat diseases with inflammatory, fibrotic, and metabolic processes. Backed by leading biotechnology venture investors, Skye’s strategy leverages biologic targets with substantial human proof of mechanism for the development of first-in-class therapeutics with significant clinical and commercial differentiation. SBI-100 OE is a CB1 agonist that is a potential treatment for glaucoma and will start Phase 2 in Q4 2023. Nimacimab, a negative allosteric modulating antibody, inhibits peripheral CB1 with unprecedented safety and tolerability. A Phase 2 basket study for chronic kidney disease is expected to start in 2024. For more information, please visit: https://www.skyebioscience.com.

CONTACT
Investor Relations
Email: ir@skyebioscience.com
Phone: (858) 410-0266

FORWARD LOOKING STATEMENTS

This release contains forward-looking statements, including statements regarding the Company’s cash runway, anticipated timelines and milestones with respect to the Company's product development programs, business strategy, expected plans with respect to clinical trials, including the timing of patient enrollment and clinical trial data updates, the Company’s ability to execute its strategies with respect to ongoing litigation matters, commercialization, if ever, of cannabinoid-derived therapeutics, the potential reverse stock split and the Company’s efforts to uplist to a national securities exchange. Such statements and other statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. In some cases, forward-looking statements can be identified by terminology including “anticipated,” “plans,” “goal,” “focus,” “aims,” “intends,” “believes,” “can,” “could,” “challenge,” “predictable,” “will,” “would,” “may” or the negative of these terms or other comparable terminology. We operate in a rapidly changing environment, and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. Risks and uncertainties that may cause actual results to differ materially include, among others, our capital resources, uncertainty regarding the results of future testing and development efforts and other risks that are described in the Risk Factors section of Skye’s most recent annual or quarterly report filed with the Securities and Exchange Commission. Except as expressly required by law, Skye disclaims any intent or obligation to update these forward-looking statements.
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